As filed with the Securities and Exchange Commission on June 22, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Essential Properties Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	82-4005693
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

47 Hulfish Street, Suite 210 Princeton, New Jersey	08542
(Address of principal executive offices)	(Zip code)

Essential Properties Realty Trust, Inc. 2018 Incentive Plan

(Full title of the plan)

Peter M. Mavoides

President and Chief Executive Officer

47 Hulfish Street, Suite 210

Princeton, New Jersey 08542

(Name and address of agent for service)

(609) 436-0610

(Telephone number, including area code, of agent for service)

With copy to:

J. Gerard Cummins, Esq.

Bartholomew A. Sheehan, Esq.

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

(212) 839-5300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, $0.01 par value per share	3,550,000 shares	$13.57	$48,173,500	$5,998

(1)	Represents the aggregate number of shares of the registrant’s common stock, $0.01 par value per share (the “Common Stock”), reserved for issuance under the Essential Properties Realty Trust, Inc. 2018 Incentive Plan (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an additional indeterminate amount of shares to be offered or sold pursuant to the Plan and shares that may become issuable under the Plan by reason of certain corporate transactions or events, including any share dividend, share split, recapitalization or any other similar adjustment of the registrant’s outstanding Common Stock.
(2)	Represents the average of the high and the low prices per share of Common Stock of the registrant as reported on the New York Stock Exchange on June 21, 2018.
(3)	Computed in accordance with Rule 457(c) and (h) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Essential Properties Realty Trust, Inc. 2018 Incentive Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents are incorporated by reference in this Registration Statement:

(1)	The Registrant’s final prospectus, dated June 20, 2018 filed pursuant to Rule 424(b) under the Securities Act, in connection with its Registration Statement on Form S-11 (File No. 333-225215); and

(2)	The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on June 15, 2018, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all amendments or reports filed for the purpose of updating such description.

In addition, all documents and reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

No document or information deemed to be furnished and not filed in accordance with rules of the Commission shall be deemed to be incorporated herein by reference unless such document or information expressly provides to the contrary.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Registrant’s charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Registrant’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

•	was committed in bad faith; or

•	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or on behalf of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking, which may be unsecured, by the director or officer or on the director’s or officer’s behalf to repay the amount paid if it is ultimately determined that the standard of conduct has not been met.

The Registrant’s charter obligates the Registrant, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification to:

•	any present or former director or officer who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of the Registrant and at its request, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

The Registrant’s charter also permits the Registrant, with the approval of its board of directors, to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and to any employee or agent of the Registrant or a predecessor of the Registrant.

The Registrant intends to enter into indemnification agreements with each of its directors and executive officers that will obligate the Registrant to indemnify them to the maximum extent permitted by Maryland law. The indemnification agreements will provide that, if a director or executive officer is a party to, or witness in, or is threatened to be made a party to, or witness in, any proceeding by reason of his or her service as a director, officer, employee or agent of the Registrant or as a director, officer, partner, member, manager, fiduciary, employee, agent or trustee of any other foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that he or she is or was serving in such capacity at the Registrant’s request, the Registrant must indemnify the director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, to the maximum extent permitted under Maryland law, including in any proceeding brought by the director or executive officer to enforce his or her rights under the indemnification agreement, to the extent provided by the agreement. The indemnification agreements will also require the Registrant to advance reasonable expenses incurred by the indemnitee within ten days of the receipt by the Registrant of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied or preceded by:

•	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking, which may be unsecured, by the indemnitee or on his or her behalf to repay the amount paid if it ultimately established that the standard of conduct has not been met.

The indemnification agreements will also provide for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of the Registrant.

In addition, the Registrant’s directors and officers may be entitled to indemnification pursuant to the terms of the partnership agreement of the Registrant’s operating partnership, Essential Properties, L.P.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Form of Articles of Amendment and Restatement of Essential Properties Realty Trust, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11/A (File No. 333-225215) filed with the Commission on June 11, 2018)

4.2	Form of Amended and Restated Bylaws of Essential Properties Realty Trust, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11/A (File No. 333-225215) filed with the Commission on June 11, 2018)

4.3	Form of Common Stock Certificate of Essential Properties Realty Trust, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11 (File No. 333-225215) filed with the Commission on May 25, 2018)

5.1	Opinion of Venable LLP

10.1	Essential Properties Realty Trust, Inc. 2018 Incentive Plan (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-11/A (File No. 333-225215) filed on June 11, 2018)

23.1	Consent of Ernst & Young LLP as to the balance sheet of Essential Properties Realty Trust, Inc.

23.2	Consent of Ernst & Young LLP as to the consolidated financial statements of Essential Properties Realty Trust, Inc. Predecessor

23.3	Consent of Venable LLP (contained in Exhibit 5.1)

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act , each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Articles of Amendment and Restatement of Essential Properties Realty Trust, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11/A (File No. 333-225215) filed with the Commission on June 11, 2018)

4.2	Form of Amended and Restated Bylaws of Essential Properties Realty Trust, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11/A (File No. 333-225215) filed with the Commission on June 11, 2018)

4.3	Form of Common Stock Certificate of Essential Properties Realty Trust, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11 (File No. 333-225215) filed with the Commission on May 25, 2018)

5.1	Opinion of Venable LLP

10.1	Essential Properties Realty Trust, Inc. 2018 Incentive Plan (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-11/A (File No. 333-225215) filed on June 11, 2018)

23.1	Consent of Ernst & Young LLP as to the balance sheet of Essential Properties Realty Trust, Inc.

23.2	Consent of Ernst & Young LLP as to the consolidated financial statements of Essential Properties Realty Trust, Inc. Predecessor

23.3	Consent of Venable LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Princeton, New Jersey, on this 22nd day of June, 2018.

Essential Properties Realty Trust, Inc.

By:	/s/ Peter M. Mavoides
Peter M. Mavoides
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Peter M. Mavoides Peter M. Mavoides	Director, President and Chief Executive Officer (principal executive officer)	June 22, 2018

/s/ Hillary P. Hai Hillary P. Hai	Chief Financial Officer (principal financial and accounting officer)	June 22, 2018

/s/ Scott A. Estes Scott A. Estes	Director	June 22, 2018